                                                                    EXHIBIT 99.8

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment to Employment Agreement dated April 29, 2002 (this "Amendment") amends the Employment Agreement (the "Employment Agreement") dated January 2, 2001 between TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), and Joseph Nezi (the "Employee").

                                    RECITALS

      WHEREAS, the Employment Agreement reflects the terms and conditions upon which the Employee is employed by the Company; and

      WHEREAS, the Company and its secured lenders have reached an agreement to restructure the Company's balance sheet, whereby the secured lenders will convert certain of their debt into equity of the Company (the "Recapitalization") pursuant to that Preferred Stock Issuance and Restructuring Agreement (the "Restructuring Agreement") of even date herewith among the Company, the lenders named therein and BNP Paribas, as Agent; and

      WHEREAS, in connection with the Recapitalization, the parties desire to amend certain of the provision of the Employment Agreement; and

      WHEREAS, the Employee desires to participate in the Company's Sale Makeup Payment Plan; and

      WHEREAS, in connection with the Recapitalization, the Company desires to terminate and cancel any and all stock options granted to the Employee pursuant to the Employment Agreement or otherwise (whether such options were granted under the Company's 1996 Equity Compensation Plan (the "1996 Plan") or outside of the 1996 Plan), and the Employee desires to acknowledge such termination.

                                   WITNESSETH:

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Amendment to Section 3(b) of Employment Agreement. Upon the Recapitalization Closing (as defined below), Section 3(b) of the Employment Agreement is hereby amended by deleting Section 3(b)(iv) and the paragraph which follows and inserting in their place the following:

            "(iv) If (A) the Company's EBITDA for calendar year 2002 is at least $9.5 million and (B) the Company's EBITDA for the third and fourth quarters of calendar year 2002 (July 1 through December 31, 2002) (the "2002 Second Half EBITDA") is at least $6 million (the "2002 Second Half EBITDA Target"), the Company shall pay the Employee a Bonus for 2002 equal to 75% of the Salary.

            (v) In the event the 2002 Second Half EBITDA exceeds the 2002 Second Half EBITDA Target, the Company shall increase the Bonus by an amount equal to 5% of the Salary for every $250,000 by which the 2002 Second Half EBITDA exceeds the 2002 Second Half EBITDA Target; provided that the Bonus with respect to 2002 shall not exceed 100% of the Salary.

            (vi) If the Company does not achieve the EBITDA targets set forth above, the Board, in its discretion, may determine to issue the Employee a Bonus.

            (vii) For years after 2002, the Bonus will be based on the budgeted EBITDA for such year as determined by the Board in its sole discretion, in the same manner as set forth in Sections 3(b)(iv) and
            (v) above.

            For purposes of this Agreement, "EBITDA" shall have the meaning of "Consolidated EBITDA," as defined in the Second Amended and Restated Credit Agreement dated as of April 29, 2002 among the Company, the lenders named therein and BNP Paribas, as Agent."

      2. Amendment to Section 3(c) of Employment Agreement. Upon the Recapitalization Closing, Section 3(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

            "(c) The Employee shall be eligible to participate in the Company's Sale Makeup Payment Plan as provided therein."

      3. Amendment to Section 10 of Employment Agreement. Upon the Recapitalization Closing, Section 10 of the Employment Agreement shall be amended by deleting such section in its entirety and replacing it with "[Intentionally Omitted]."

      4. Acknowledgment of Termination of Stock Options. Upon the
Recapitalization Closing, any and all stock options granted to the Employee by the Company (whether such options were granted under or outside of the 1996
Plan) are hereby cancelled and terminated.

      5. Effectiveness of Amendment. This Amendment shall become effective upon the closing of the Recapitalization pursuant to the Restructuring Agreement (the "Recapitalization Closing").

      6. Confirmation of Employment Agreement. Except as amended and supplemented by this Amendment, the Employment Agreement is ratified and confirmed in all respects and remains in full force and effect. After the Recapitalization Closing, the Employment Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

                                    TELESPECTRUM WORLDWIDE INC.

                                    By: /s/ J. Peter Pierce
                                        ___________________________________
                                         Name:  J. Peter Pierce
                                         Title: Chief Executive Officer


                                    EMPLOYEE:

                                    /s/ Joseph Nezi
                                        ___________________________________
                                    JOSEPH NEZI


                                       3